Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (this “Agreement”) is made and entered as of June 11, 2013 by and between Michael Levinsohn an individual (“Employee”) and Lenco Mobile, Inc., a Delaware corporation (the “Company”).

RECITALS

A.          Employee has been employed by the Company as its Chief Executive Officer and is currently employed by the Company as its Executive Chairman pursuant to that certain Employment Agreement dated September 1, 2009 (the “Employment Agreement”).

B.          Employee currently serves on the Company’s Board of Directors.

C.          Employee and the Company wish to enter into this Agreement to provide for the termination of Employee’s employment relationship with the Company and to resolve any claims that Employee may have or claim to have against the Company and certain claims that the Company may have or claim to have against Employee.

AGREEMENTS

In consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

1.	Employment Termination

(a)          The Employment Agreement and Employee's employment relationship with the Company and any other entities controlling, controlled by or under common control with the Company (“Affiliates”) will terminate as of the Closing Date (as that term is defined below). Employee acknowledges that as of the Effective Date he has been paid all compensation owed to him by Company and any Affiliates, except as set forth in this Agreement.

(b)          As Employee is no longer an employee of the Company he will cease to hold the title of “Executive Chairman” but this Agreement does not terminate Employee’s position on the Company’s Board of Directors.

2.	Agreements and Closing

2.1         Undertakings of the Company. Subject to the condition precedent set forth in section 2.4, below, the Company will:

(a)          within five (5) business days after the date first set forth above, pay to Employee $70,069.43 representing the amount owed for unpaid salary as of the Effective Date;

(b)          within five (5) business days after the date first set forth above, pay to Employee $18,140.71 representing the amount owed for unreimbursed business expenses;

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(c)          on the Closing Date, pay to Employee $34,904.00 representing accrued vacation time;

(d)          on the Closing Date, enter into a Referral Agreement with Employee in the form attached hereto as Exhibit A;

(e)          between the Effective Date and the Closing Date, delete all email records of Employee from any Company servers or systems; provided that the Company may make and deposit with Company’s law firm one copy of such records; and

(f)          reasonably cooperate with Employee and diligently endeavor to assist Employee, at no out-of-pocket expense to the Company, in connection with any applications for temporary or permanent citizenship, residency or work permissions that Employee may submit or file with the relevant United States governmental authorities.

2.2         Undertakings of Employee. Employee will:

(a)          on the Closing Date, enter into a Referral Agreement with Company in the form attached hereto as Exhibit A;

(b)          on the Closing Date, sign and deliver to the Company the notice of Employee’s resignation of employment in the form attached as Exhibit B;

(c)          on the Closing Date, without prejudice to or limiting the scope of any waivers or releases provided herein, sign and deliver to the Company a waiver and release in the form attached as Exhibit C; and

(d)          reasonably cooperate with the Company, at no out-of-pocket expense to Employee, in investigating, responding to questions, litigating, mediating and otherwise resolving any and all outstanding or new litigation matters or disputes that relate to the period of time during which Employee was employed by the Company or any Affiliate, or any acts or omissions of the Company or any Affiliate during such time.

2.3         Closing; Closing Date. “Closing” is the consummation of the obligations set forth in Section 2.1(a) through 2.1(e) and Section 2.2(a) through 2.2(b). The parties intend that the date on which Closing shall occur (the “Closing Date”) shall be as soon as practicable after the Effective Date with a target date of June 30, 2013. If Closing has not occurred by August 11th, 2013 then this Agreement shall terminate and be of no further force or effect.

2.4         Condition Precedent to Obligations to Close. Neither party shall have any obligation to perform any of its covenants or obligations under this Agreement or obligation to close unless the other party has performed each of its covenants hereunder to be performed on or at the Closing Date. Employee shall have no obligation to perform any of its covenants or obligations under this Agreement and shall have no obligation to close if at any time between the Effective Date and Closing Date, Employee provides written notice to the Company that Employee wishes to cancel this Agreement. Company shall have no obligation to perform any of its covenants or obligations under this Agreement and shall have no obligation to close unless all Series A Preferred Stock, other than any shares of Series A Preferred Stock owned by Sterling Capital Partners Inc., have been redeemed or otherwise cancelled such that there are no shares of Series A Preferred Stock issued and outstanding on the Closing Date, other than any shares of Series A Preferred Stock owned by Sterling Capital Partners Inc. or shares that may have been acquired by a third party from Sterling Capital Partners Inc. prior to the Closing.

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3.	Salary and Benefits; Stock and Stock Options

3.1         Salary and Benefits. During the period between the Effective Date and the Closing Date, Employee will not be paid or accrue any salary, vacation time or other monetary benefits. Employee will continue to be covered under the Company health insurance policies and plan as well as the Company’s dental, vision and any insurance policies and plans in the same manner as Employee is covered and enrolled on the Effective Date. Company will advise its health insurance provider that that Employee’s employment is governed by California law and should be subject to a post-termination COBRA coverage period of 36 months.

3.2         Stock. Nothing herein shall affect any of Employee’s stock ownership or rights.

3.3         Stock Options. Between the Effective Date and the Closing Date, Employee’s stock option grants will remain in effect and vesting under those grants will continue. As of the Closing Date, Employee’s employment relationship with the Company will terminate. Because Employee will remain a director of the Company, Employee shall not be deemed to have entered the post-termination exercise period with respect to vested rights to purchase shares of stock under outstanding stock options until such time as Employee ceases to be a director of the Company. Employee and Company agree that any shares subject to outstanding stock option grants that are unvested as of the Closing Date will be and are hereby cancelled; provided that (i) Employee’s option rights with respect to 3,250,000 of the 6,500,000 shares of the option award dated as of April 11, 2012, all of which are unvested as of the Effective Date, shall vest on the Closing Date; and (ii) Employee shall receive a stock option grant of 1,200,000 shares on terms equivalent to the terms of the grants made to other non-executive directors over the past 12 months.

4.	Acknowledgment of Other Agreements

Employee expressly acknowledges his and the Company’s post-employment obligations under the Employment Agreement and all other agreements between himself and the Company, including, without limitation, any agreements regarding confidentiality, inventions and other intellectual property assignments or transfers, stock option agreements and indemnification agreements (collectively, the "Other Agreements"), all of which obligations shall remain in full force and effect.

5.	General Release of Claims

5.1         By Employee. Effective as of the Closing Date:

(a)          Employee expressly waives any claims against the Company (including, for purposes of this paragraph 5, all parents, affiliates, subsidiaries, officers, directors, stockholders, managers, employees, agents, investors, and representatives) and releases the Company from any claims, whether known or unknown, which existed or may have existed at any time up to the Closing Date, including claims related in any way to Employee's employment with the Company or the ending of that relationship. This waiver and release includes, but is not limited to, any claims for wages, bonuses, employment benefits, stock options or restricted stock, or damages of any kind whatsoever, arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any legal restriction on the Company's right to terminate employees, or any federal, state, or other governmental statute, executive order, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Unruh Civil Rights Act, the California Fair Employment and Housing Act, or any other legal limitation on or regulation of the employment relationship.

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(b)          This waiver and release is intended to be construed as broadly and comprehensively as the law permits. However, this waiver and release shall not be construed as waiving or releasing any claim that as a matter of law cannot be waived or released.

(c)          Employee and the Company intend this Agreement to be a general release which shall bar to each and every claim, demand, or cause of action released in the Agreement. Employee recognizes that s/he may have some claim, demand, or cause of action against the Company of which Employee is totally unaware and unsuspecting or about which Employee has limited information. Employee understands and intends, in executing this Agreement, that the Agreement will deprive Employee of each such claim, demand or cause of action and prevent Employee from asserting it against the Company, even if Employee later learns information that might have affected Employee’s decision to enter into this Agreement. In furtherance of this intention, Employee expressly waives any rights or benefits conferred by the provisions of section 1542 of the Civil Code of the State of California, or any similar state law, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

(d)          Employee represents that Employee has not filed any complaints, charges or lawsuits against the Company with any governmental agency or any court, and agrees that Employee will not initiate any complaints or lawsuits in the future. Employee does not hereby waive his right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) of similar government agency, but Employee does hereby waive his right to recover monetary relief as the result of any EEOC or other charge or complaint.

(e)          Employee represents and warrants that he is the sole owner of the actual or alleged claims, rights, causes of action, and other matters which are released herein, that the same have not been assigned, transferred, or disposed of in fact, by operation of law, or in any manner, and that he has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein.

(f)          The foregoing waivers and releases in this Section 5 shall not preclude Employee from pursuing claims relating to enforcing Employee’s rights under this Agreement.

5.2        By Company. Effective as of the Closing Date, the Company expressly waives and releases any claims against the Employee that existed at any time up to the Effective Date and that the Company now knows to exist.

6.	Nonsolicitation and Nondisclosure

(a)          For one (1) year from the Closing Date, Employee will not induce, or attempt to induce, directly or indirectly, any employee, consultant, or independent contractor of the Company to leave such employment or relationship or to engage in, be employed by, perform services for, participate in or otherwise be connected with, either directly or indirectly, me or any enterprise with which Employee may in any way be associated.

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(b)          For one (1) year from the Closing Date, Employee will not induce, or attempt to induce, directly or indirectly, any customer or prospective customer of the Company to do business with any person or entity that offers products or services that compete with products or services then offered by the Company. The foregoing prohibition regarding prospective customers shall apply to prospective customers that (i) as of the Effective Date, Company has held discussions with regarding provision of products and/or services by the Company, or (ii) Employee knows or has reason to know prior to Employee contacting such customer that Company has held discussions or has plans, appointments or meetings set up to discuss with such customer the provision of products or services by Company.

(c)          Employee will not use or disclose for any reason any confidential information that he acquired during his employment with the Company, whether belonging to the Company or to any third party.

7.	No Admission of Wrongdoing

This Agreement shall not be construed as an admission by either party of any wrongful or unlawful act or breach of contract.

8.	Nondisparagement

Employee agrees to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding the Company, its business, directors, employees, affiliates or related activities, or the relationship between the parties. The Company agrees to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding Employee or the relationship between the parties.

9.	Return of Property

Employee confirms that Employee has returned to the Company, or will return to the Company within five (5) business days following the Closing, all files, memoranda, records, credit cards, pagers, computers, computer files, passwords and pass keys, card keys, or related physical or electronic access devices, and any and all other property received from the Company or any of its current or former employees or generated by Employee in the course of employment.

10.	Entire Agreement

This Agreement sets forth the entire understanding and agreement between Employee and the Company with respect to the subject matter hereof, and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Employee's employment with the Company, the employment relationship and/or the termination of the employment relationship and benefits to be provided in connection therewith, except for the post-employment provisions of the Other Agreements. Each party acknowledges that in executing this Agreement, they are not relying upon any representation or statement by the other concerning the subject matter of this Agreement, except as expressly set forth in the text of the Agreement. No modification or waiver of this Agreement will be effective unless evidenced in a writing signed by both parties. Nothing in this paragraph or in this Agreement shall be deemed to modify or supersede any of Employee’s post-employment obligations under the Other Agreements, all of which shall remain in full force and effect.

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11.	Governing Law; Venue; Fees and Costs

(a)          This Agreement will be governed by and construed exclusively in accordance with the laws of the State of California without reference to its choice of law principles. The exclusive venue for any legal proceeding relating to this Agreement shall be in the state and federal courts located in King County, Washington, and each party irrevocably consents to the jurisdiction of such courts for purposes of any such action. The prevailing party in any legal action relating to this Agreement shall be entitled to costs, expenses and reasonable attorneys' fees except as prohibited by applicable law.

12.	Knowing and Voluntary Agreement; Consideration and Revocation Periods

Employee agrees that Employee has carefully read and fully understands all aspects of this Agreement, including the fact that this Agreement releases any claims that Employee might have against the Company, including, without limitation, claims under the federal Age Discrimination in Employment Act. Employee agrees that Employee has not relied upon any representations or statements not set forth herein or made by the Company's agents or representatives. Employee is advised to consult with an attorney prior to executing the Agreement. Employee has either done so or knowingly waived the right to do so, and now enters into this Agreement without duress or coercion from any source. Employee agrees that he has been provided the opportunity to consider for twenty-one (21) days whether to enter into this Agreement, and has voluntarily chosen to enter into it on this date. Employee may revoke this Agreement for a period of seven (7) days following his execution of this Agreement. The “Effective Date” of this Agreement shall be the day after the revocation period expires without revocation by Employee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

COMPANY Lenco Mobile, Inc. ____________________________ By:__________________________ Title:________________________	EMPLOYEE _______________________________ Michael Levinsohn

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